OFI CARLYLE PRIVATE CREDIT FUND

6803 South Tucson Way

Centennial, Colorado 80112

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

January [ ], 2019

Dear Shareholder,

This notice is being furnished to the shareholders of the OFI Carlyle Private Credit Fund, a Delaware statutory trust (the “Fund”), to inform shareholders of the approval of an amended and restated investment advisory agreement (the “Amended Advisory Agreement”) between the Fund and OC Private Capital, LLC, the Fund’s current investment adviser (the “Adviser”). The Amended Advisory Agreement will become effective on [ ], 2019. The Fund’s Information Statement accompanies this Notice.

As discussed in more detail in the Information Statement, at an in-person meeting held on December 10, 2018, the Board of Trustees of the Fund (the “Board”) approved the Amended Advisory Agreement. The Board also determined to recommend to the Fund’s shareholders that they approve the Amended Advisory Agreement. After considering the Board’s recommendation, the holders of a majority of the Fund’s outstanding voting securities as of December 20, 2018 approved the Amended Advisory Agreement by written consent.

The Board is not soliciting your proxy or consent in connection with the Amended Advisory Agreement. Pursuant to the regulations of the Securities and Exchange Commission (the “Commission”), this Information Statement must be sent to shareholders at least 20 calendar days prior to the earliest date on which the Amended Advisory Agreement may take effect. You are urged to read the Information Statement in its entirety for a description of the action taken by certain shareholders representing a majority of the outstanding voting securities shares of the Fund.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

Kamal Bhatia
President
OFI Carlyle Private Credit Fund

OFI CARLYLE PRIVATE CREDIT FUND

6803 South Tucson Way

Centennial, Colorado 80112

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Introduction

This Information Statement is being furnished to the shareholders of the OFI Carlyle Private Credit Fund, a Delaware statutory trust (the “Fund”), to inform shareholders of the approval of an amended and restated investment advisory agreement (the “Amended Advisory Agreement”) between the Fund and OC Private Capital, LLC, the Fund’s current investment adviser (“OC Private Capital” or the “Adviser”). The Amended Advisory Agreement will become effective on [ ], 2019.

Background

OC Private Capital currently serves as the Fund’s investment adviser pursuant to the investment advisory agreement, dated as of May 24, 2018 (the “Current Advisory Agreement”), between the Fund and OC Private Capital. In consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”).

The Fund is also sub-advised by Carlyle Global Credit Investment Management L.L.C. (the “Sub-Adviser”) pursuant to the sub-advisory agreement, dated as of May 24, 2018 (the “Sub-Advisory Agreement”), between the Adviser and the Sub-Adviser. The Adviser oversees the allocation of the Fund’s assets to its underlying credit strategies and the Sub-Adviser sources and makes investment decisions within each strategy.

At an in-person meeting of the Board of Trustees of the Fund (the “Board”) held on December 10, 2018, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund (the “Independent Trustees”), approved the Amended Advisory Agreement between the Fund and the Adviser. The Board also determined to recommend to the Fund’s shareholders that they approve the Amended Advisory Agreement. After considering the Board’s recommendation, pursuant to Article X, Section 10.8 of the Fund’s Amended and Restated Declaration of Trust and the requirements of the 1940 Act, the holders of a majority of the Fund’s outstanding voting securities as of December 20, 2018 approved the Amended Advisory Agreement by written consent.

As discussed below, the Amended Advisory Agreement is the same in all material respects to the Current Advisory Agreement, except for certain amendments to the Incentive Fee calculation. A marked copy of the Amended Advisory Agreement is attached hereto as Annex A.

This Information Statement is being made available on or about January [ ], 2019 to the Fund’s shareholders of record at the close of business on December 20, 2018.

Information Regarding OC Private Capital

OC Private Capital’s headquarters is located at 225 Liberty Street, New York, New York 10281. OC Private Capital was formed as a Delaware limited liability company and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.  OC Private Capital is 51% owned by OFI Global Institutional, Inc. (“OFI”) and 49% owned by Carlyle Investment Management L.L.C (“Carlyle”). The principal business address of OFI is 225 Liberty Street, New York, NY 10281. The principal business address of Carlyle is 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004.

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Principal Executive Officer and Directors of OC Private Capital

The name, address and principal occupation of the principal executive officer and each director of OC Private Capital are set out in the table below.

Officers of the Fund who are affiliated with the Adviser or its affiliates may receive certain compensation (including deferred compensation) in the form of long-term awards consisting of grants of (i) appreciation rights in regard to the common stock of the holding company parent of OFI Global Institutional, Inc., the 51% owner of the Adviser, and (ii) restricted shares of such common stock.

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Name and Address*	Principal Occupation	Position(s) with the Fund
M. Timothy Corbett	Director, OC Private Capital, LLC (since 2017); Executive Vice President and Chief Investment Officer of Massachusetts Mutual Life Insurance Company (May 2011-present)	None
Mark Jenkins	Director, OC Private Capital, LLC (since 2017); Head of Global Credit, Carlyle Group (since September 2016); Senior Managing Director, CPPIB (2008-2016); Chair of Private Investments & Credit Investment Committees, CPPIB (2008-2016)	None
Krishna Memani	Director, OC Private Capital, LLC (since 2017); President of OppenheimerFunds, Inc. (since January 2013); Executive Vice President of the OFI Global Asset Management, Inc. (since January 2014); Chief Investment Officer of the OppenheimerFunds advisory entities (since January 2014); Chief Investment Officer, Fixed Income of OppenheimerFunds, Inc. (January 2013-December 2013); Head of the Investment Grade Fixed Income Team of OppenheimerFunds, Inc. (March 2009-January 2014)	None
Justin Plouffe	Director, OC Private Capital, LLC (since 2017); Deputy Chief Investment Officer of Carlyle Global Credit (since 2018); Managing Director, Carlyle Group (since 2014); CCO of Carlyle Global Credit (January 2017 – January 2018); Principal, Carlyle Group (2011 – 2013)	Portfolio Manager
Kamal Bhatia	Chairman and Chief Executive Officer, OC Private Capital, LLC (since 2017); Senior Vice President, OppenheimerFunds Distributor, Inc. (since 2011)	Trustee, President and Principal Executive Officer
Andrew Peters	Chief Risk Officer, OC Private Capital, LLC (since 2018); Vice President, OFI Global Asset Management, Inc. (since 2018); Risk Manager, Avenue Capital (2010-2017)	Chief Risk Officer
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Tony Oh	Chief Financial Officer, OC Private Capital, LLC (since 2017); Senior Vice President, OFI Global Asset Management, Inc. (since 2018); Vice President, OFI Global Asset Management, Inc. (2009-2017); Chief Financial Officer, OFI Global Trust Company (since 2018); Treasurer, OppenheimerFunds Distributor, Inc. (since 2014); Assistant Treasurer, OFI International, Inc. (since 2016); Assistant Treasurer, Oppenheimer Acquisition Corp. (since 2014)	None
Stephen Volpe	Chief Compliance Officer, OC Private Capital, LLC (since 2017); Vice President, OFI Global Asset Management, Inc. (since 2015); Executive Director, Morgan Stanley Investment Management Inc. (2004-2015)	Vice President and Chief Compliance Officer
Rohit Vohra

Chief Operating Officer, OC Private Capital, LLC (since 2017); Vice President, OppenheimerFunds Distributor, Inc. (since 2016); Senior

Product Manager, Global Alternatives at RBC Wealth Management (2013-2016)

None

*	The address of the principal executive officer and each director is 225 Liberty Street, New York, New York 10281.

Information Regarding Similar Funds

The Adviser does not currently manage any other funds.

Current Advisory Agreement

OC Private Capital currently serves as the Fund’s investment adviser pursuant to the terms of the Current Advisory Agreement and subject to the authority of, and any policies established by, the Board. The Current Advisory Agreement, dated May 24, 2018 was initially approved by the Board on May 24, 2018 and was last submitted for approval to a vote of the initial shareholders on [ ], 2018 in connection with the Fund’s commencement of operations.

Under the Current Advisory Agreement, the Adviser is entitled to a fee consisting of two components—a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”).

The Management Fee is calculated and payable monthly in arrears at the annual rate of 1.50% of the month-end value of the Fund’s Net Assets. “Net Assets” means the total assets of the Fund minus the Fund’s liabilities.

The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets equal to 1.50% per quarter (or an annualized hurdle rate of 6.00%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter. For purposes of computing the Fund’s pre-incentive fee net investment income, the calculation methodology will look through total return swaps as if the Fund owned the referenced assets directly. As a result, the Fund’s pre-incentive fee net investment income includes net interest, if any, associated with a derivative or swap (“Net Interest”), which is the difference between (a) the interest income and transaction fees related to the reference assets and (b) all interest and

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other expenses paid by the Fund to the derivative or swap counterparty. For such purposes, the Fund’s operating expenses will include the Management Fee, Fund administration expenses, and any interest expense and distributions paid on any issued and outstanding preferred Shares, but will exclude the Incentive Fee. For purposes of the Incentive Fee, Net Assets are calculated as of the first business day of the relevant calendar quarter.

The “catch-up” provision is intended to provide the Adviser with an incentive fee of 20% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 1.875% of Net Assets in any calendar quarter.

Amended Advisory Agreement

Board Approval and Recommendation

At an in-person meeting held on December 10, 2018, the Board, including a majority of the Independent Trustees, approved the Amended Advisory Agreement for the Fund and recommended that shareholders of the Fund approve the Amended Advisory Agreement. A summary of the Trustees’ considerations is provided below in the section entitled “Board Considerations.”

Shareholder Approval

On December 20, 2018, after considering the Board’s recommendation, pursuant to Article X, Section 10.8 of the Fund’s Amended and Restated Declaration of Trust and requirements of the 1940 Act, the holders of a majority of the Fund’s outstanding voting securities as of December 20, 2018 approved the Amended Advisory Agreement by written consent.

Comparison of the Current Advisory Agreement and Amended Advisory Agreement

The Amended Advisory Agreement is substantially similar to the Current Advisory Agreement, except for certain amendments to the Incentive Fee calculation described below. There will be no changes to the level of services that the Adviser is required to provide to the Fund or the Management Fee payable to the Adviser by the Fund for those services. A marked copy of the Amended Advisory Agreement is attached as Annex A to this Information Statement and the description of terms in this section is qualified in its entirety by reference to Annex A. The following is intended to be an overview and is not intended to be a comprehensive description of all of the Amended Advisory Agreement’s terms.

Management Fee and Incentive Fee

Under the Amended Advisory Agreement, the Management Fee is calculated at the annual rate of 1.50% of the month-end value of the Fund’s Net Assets and remains unchanged from the Current Advisory Agreement.

Under the Amended Advisory Agreement, the Fund will pay the Adviser an Incentive Fee calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets equal to 1.50% per quarter (or an annualized hurdle rate of 6.00%), subject to a “catch-up” feature.

The hurdle rate, “catch-up” feature and Incentive Fee rate will remain unchanged from the Current Advisory Agreement. However, the Amended Advisory Agreement incorporates certain other amendments to the calculation of the Incentive Fee.

•	First, under the Amended Advisory Agreement, “pre-incentive fee net investment income” will mean interest income, dividend income, income generated from original issue discounts, payment-in-kind income, and any other income earned or accrued during the calendar quarter, minus the Fund’s operating expenses (which, for this purpose shall not include any distribution and/or shareholder servicing fees, litigation, any extraordinary expenses or Incentive Fee) for the quarter. The Amended Advisory Agreement modifies the Current
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Advisory Agreement to include in the calculation of the Fund’s operating expenses all expenses not specifically excluded by the Amended Advisory Agreement.

•	Second, for purposes of the Incentive Fee, Net Assets will be calculated for the relevant quarter as the weighted average of the NAV of the Fund as of the first business day of each month therein. The weighted average NAV shall be calculated for each month by multiplying the NAV as of the beginning of the first business day of the month times the number of days in that month, divided by the number of days in the applicable calendar quarter. This differs from the Current Advisory Agreement, which calculates Net Assets for Incentive Fee purposes as of the first business day of the relevant calendar quarter.

The Incentive Fee under the Amended Advisory Agreement will otherwise remain substantially consistent with the Current Advisory Agreement.

Board Considerations

At an in-person meeting held on December 10, 2018, the Board, including all of the Independent Trustees (for the purposes of this section, the “Board”), considered the information it received from management with respect to the Amended Advisory Agreement relating to, among other things, the impact of the proposed change in the Incentive Fee calculation under a number of scenarios.

The Board noted that it had recently considered and approved the Current Advisory Agreement at an in person meeting held on May 24, 2018, at which time it had considered in detail a number of factors regarding such Agreement, including: (i) the nature, extent and quality of the services provided by the Adviser; (ii) the investment management capabilities and experience of the Adviser; (iii) the Fund’s performance; the costs of the services provided and profits to be realized by the Adviser from its relationship with the Fund; (iv) the extent to which economies of scale would be realized as the Fund grows and whether management fee levels would reflect these economies of scale for the benefit of the Fund’s investors; and (v) other benefits to be derived by the Adviser from its relationship with the Fund.

The Board considered that calculating the Incentive Fee based on the weighted average net assets of the Fund for each month of the applicable quarter would take into account the inflows and outflows that occur during a quarter.

The Board then considered that the Amended Advisory Agreement would result in a lower Incentive Fee payable by the Fund to the Adviser under circumstances in which the net assets of the Fund increased during the applicable quarter. The Board noted that, as the Fund was in the early stages of its continuous offering, management expected that assets would, under normal circumstances, increase over the course of a quarter as the Fund conducted its monthly closings. The Board then further considered that the Amended Advisory Agreement would result in a higher Incentive Fee payable by the Fund in circumstances in which the net assets of the Fund decreased during the applicable quarter (whether due to share repurchases or a decrease in the value of portfolio assets). The Board noted that, for the reasons discussed above, management does not expect this to occur under normal circumstances at this early stage in the Fund’s offering.

The Board did not identify any single factor as being of paramount importance, and different Trustees may have given different weight to different factors. The Independent Trustees reviewed with counsel to the Independent Trustees the legal standards applicable to its consideration of the Amended Advisory Agreement. Based on this review, including consideration of each of the factors referenced above, the Board determined, in the exercise of its reasonable business judgment, that the Amended Advisory Agreement and the fees, including the Incentive Fee based on the amended calculation methodology, was fair and not unreasonable in light of the services to be performed, expenses to be incurred and such other matters as the Board considered relevant, and recommended that the shareholders of the Fund approve the Amended Advisory Agreement.

Additional Information about the Fund

OppenheimerFunds Distributor, Inc., located at 225 Liberty Street, New York, New York 10281-1008, serves as the Fund’s principal underwriter.

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State Street Bank and Trust Company, located at Channel Center, 1 Iron Street, Boston, MA, 02210, serves as the Fund’s administrator and custodian.

Beneficial Owners of the Fund’s Shares

To the knowledge of the Fund, the following shareholder(s) or “group,” as that term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), are beneficial owners of more than 5% of the outstanding Shares as of December 1, 2018 based on public filings and/or information provided by such persons.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Fund
OppenheimerFunds, Inc. 225 Liberty Street New York, NY 10281-1008	4,245,275.579 Shares	47.43%
TC Group Cayman Investment Holdings, L.P. c/o Intertrust Corporate Services 190 Elgin Ave. George Town, Grand Cayman E9 KY1-9005	4,245,275.579 Shares	47.43%

Reports to Shareholders

The Fund’s annual and semi-annual reports are available upon request and without charge by writing to the Fund at OFI Carlyle Private Credit Fund, 6803 South Tucson Way, Centennial, Colorado 80112-3924 or by calling toll-free 833-677-3646. You may also access and download these reports at the Fund’s website: www.ofiglobalcarlyle.com.

Householding

Only one copy of the attached Notice of Internet Availability of Information Statement (or if requested, only one paper copy of the full Information Statement) will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the Fund has received instructions to the contrary. If you need additional copies of this Notice of Internet Availability of Information Statement (or if requested, additional paper copies of the full Information Statement) please contact the Fund toll free at 833-677-3646 or in writing at 6803 South Tucson Way, Centennial, Colorado 80112-3924. If you do not want the mailing of this Notice of Internet Availability of Information Statement (or if requested, a paper copy of the full Information Statement) to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact Fund at OFI Carlyle Private Credit Fund, 6803 South Tucson Way, Centennial, Colorado 80112-3924 or by calling toll-free 833-677-3646.

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OFI CARLYLE PRIVATE CREDIT FUND

6803 South Tucson Way

Centennial, Colorado 80112

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

January [ ], 2019

This Notice of Internet Availability of the Information Statement is being mailed on or about January [ ], 2019. The full Information Statement will be available for printing on the website of OFI Carlyle Private Credit Fund (the “Fund”) at www.ofiglobalcarlyle.com until at least 90 days from the date of this Notice and the Information Statement.

We are notifying you of the approval of an amended and restated investment advisory agreement (the “Amended Advisory Agreement”) between the Fund and OC Private Capital, LLC, the Fund’s current investment adviser (the “Adviser”). The Amended Advisory Agreement will become effective on [ ], 2019.

This Notice of Internet Availability of Information Statement presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Fund. We encourage you to access and review all of the important information contained in the full Information Statement.

A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at OFI Carlyle Private Credit Fund, 6803 South Tucson Way, Centennial, Colorado 80112-3924 or by calling toll-free 833-677-3646. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the appropriate phone number provided above.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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Annex A

Amended Advisory Agreement

OFI CARLYLE PRIVATE CREDIT FUND

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the day of ___________, 201_, by and between ofi CARLYLE PRIVATE CREDIT FUND (the “Fund”), and OC PRIVATE CAPITAL, LLC (the “Adviser”).

WHEREAS, the Fund is a closed-end, management investment company registered as such with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”), operating as an interval fund under the 1940 Act;

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Fund desires to retain the Adviser to serve as investment adviser and the Adviser is willing to do so;

WHEREAS, the Fund entered into an Investment Advisory Agreement with the Adviser, dated as of May 24, 2018 (the “Prior Agreement”); and

WHEREAS, this Agreement amends and restates, in its entirety, the Prior Agreement to incorporate amendments to the Incentive Fee calculation described in Exhibit A to this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.       General Provision.

The Fund hereby employs the Adviser and the Adviser hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth. The Adviser shall, in all matters, give to the Fund and its Board of Trustees (the “Board” and each trustee of the Fund, a “Trustee” and collectively, the “Trustees”) the benefit of its judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to: (a) the provisions of the 1940 Act and any rules or regulations thereunder; (b) any other applicable provisions of state or federal law; (c) the provisions of the declaration of Trust (“Declaration of Trust”) and by-laws (“By-Laws”) of the Fund as amended from time to time; (d) policies and determinations of the Board; (e) the fundamental policies and investment restrictions of the Fund as reflected in its registration statement under the 1940 Act or as such policies may, from time to time, be amended by the Fund's shareholders; and (f) the prospectus (“Prospectus”) and statement of additional information (“Statement of Additional Information”) of the Fund in effect from time to time. The appropriate officers and employees of the Adviser shall be available upon reasonable notice for

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consultation with any of the Trustees and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund.

2.       Investment Management.

(a) The Adviser shall, subject to the oversight of the Board, (i) regularly provide, or arrange for and oversee the provision of, investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities and other investments; (ii) supervise the investment program of the Fund and the composition of its portfolio and determine, or oversee the determination of, what securities and other investments shall be purchased or sold by the Fund; and (iii) arrange, subject to the provisions of paragraph “7” hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

(b) Provided that the Fund shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of subparagraph “(c)” of paragraph “7” hereof, the Adviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

(c) To the extent permitted by applicable law, the Adviser may, from time to time with Board approval, appoint one or more sub-advisers, including without limitation affiliates of the Adviser, to perform investment advisory services with respect to the Fund (including without limitation those set forth in subparagraph “(a)” of this paragraph “2”), and may, in its sole discretion, terminate any or all such sub-advisers at any time to the extent permitted by applicable law.

(d) The Adviser shall have the authority to (i) enter into, on behalf of the Fund and as its adviser and/or agent in fact, (A) any agreement, and any supporting documentation, with any futures commission merchant registered with the U.S. Commodity Futures Trading Commission to provide execution and clearing services for exchange-traded commodity futures contracts, options on futures contracts and cleared swaps for the Fund and (B) futures (including security futures) contracts, forward foreign currency exchange contracts, options on securities (listed and over-the-counter), options on indices (listed and over the- counter), options on foreign currency and other foreign currency transactions, swap transactions (cleared or un-cleared) (including, without limitation, interest rate, credit default, total return, and related types of swap and notional rate agreements), options on swap transactions, forward rate agreements, TBA transactions and other transactions involving the forward purchase or sale of securities, repurchase and reverse repurchase transactions, buy/sell back transactions and other similar types of investment contracts or transactions, and any agreements, instruments or documentation governing any of the foregoing (including, without limitation, brokerage agreements, execution agreements, ISDA master agreements, master securities forward transactions agreements, master repurchase agreements, master securities lending agreements, security or collateral agreements, control agreements and any other agreements, instruments or documents similar or incidental to the foregoing that currently are, or in the future become, customary or necessary with respect to the documentation of any of the foregoing, and any schedules and annexes to the aforementioned

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agreements, instruments and documents, and any releases, consents, waivers, amendments, elections or confirmations to any of the aforementioned agreements, instruments and documents (collectively, “Investment Instruments”), (ii) pledge and deliver cash, securities, commodities or other assets of the Fund as collateral security in connection with any Investment Instrument, and (iii) otherwise act on behalf of the Fund in connection with the exercise of any rights or the satisfaction of any obligations and liabilities of the Fund under any Investment Instruments or other agreement or documentation.

(e) Provided that nothing herein shall be deemed to protect the Adviser from its willful misfeasance, lack of good faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Agreement, the Adviser, each of its affiliates and all respective partners, members, directors, officers, trustees and employees and each person, if any, who within the meaning of Section 15 of the Securities Act of 1933, as amended, controls, is controlled by or is under common control with the Adviser (“Control Persons”) shall not be liable for any error of judgment or mistake of law and shall not be subject to any expenses or liability to the Fund or any of the Fund’s shareholders, in connection with the matters to which this Agreement relates.

(f) The Adviser shall indemnify and hold harmless the Fund and each of its directors, officers, trustees, employees and agents (each, a “Fund Indemnitee”) against any and all losses, claims, damages, liabilities or litigation (including without limitation reasonable attorneys’ fees and other expenses), to which such persons may become subject under the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Advisers Act, the Commodity Exchange Act, as amended, or any other statute, law, rule or regulation, arising out of the Adviser’s responsibilities as investment manager of the Fund’s obligations hereunder (i) to the extent of, and as a result of, the willful misconduct, lack of good faith, or gross negligence, or reckless disregard of its duties hereunder, by the Adviser, any of the Adviser’s affiliates or Control Persons or any affiliate of or any person acting on behalf of the Adviser, (ii) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund’s Prospectus, proxy materials, reports, marketing literature, or any other materials pertaining to the Fund, including without limitation any amendment thereof or any supplement thereto, or the omission of or alleged omission to state a material fact in such materials necessary to make the statements therein not misleading, (iii) to the extent of, and as a result of, a material breach of any representation or warranty by Adviser of this Agreement or (iv) to the extent of, and as a result of, refusal or failure by the Adviser, any of the Adviser’s affiliates or Control Persons or any affiliate of or any person acting on behalf of the Adviser; provided, however, that in no case shall the Adviser’s indemnity hereunder be deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, lack of good faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. The parties agree that each Fund Indemnitee shall be a third party beneficiary of the terms of this subparagraph “(f)”.

(g) Nothing in this Agreement shall prevent the Adviser or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way limit or restrict the Adviser or any of its directors, officers or employees from buying, selling or

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trading any securities or other instruments for its own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Adviser of its duties and obligations under this Agreement and under the Advisers Act.

3.       Other Duties of the Adviser.

(a) The Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or otherwise retained by the Adviser to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser may desire.

(b) The Adviser shall also furnish such reports, evaluations, information or analyses to the Fund as the Board may request from time to time or as the Adviser may deem to be desirable. The Adviser shall make recommendations to the Board with respect to Fund policies, and shall carry out such policies as are adopted by the Trustees. The Adviser shall, subject to review by the Board, furnish such other services as the Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

(c) The Fund will, from time to time, furnish or otherwise make available to the Adviser such financial reports, proxy statements and other information relating to the business and affairs of the Fund as the Adviser may reasonably require in order to discharge its duties and obligations hereunder. The Adviser shall, as agent, for the Fund, maintain the Fund’s records required in connection with the performance of its obligations under this Agreement and required to be maintained under the Investment Company Act. All such records so maintained shall be the property of the Fund and, upon request therefore, the Adviser shall surrender to the Fund such of the records so requested; provided that the Adviser may, at its own expense, make and retain copies of any such records.

(d) The Adviser shall bear the cost of rendering the investment advisory and supervisory services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees, if any, of the Fund who are also directors, officers or employees of the Adviser.

4.       Fund Expenses.

Except as otherwise provided in this Agreement or by law, the Adviser shall not be responsible for the Fund’s expenses and the Fund assumes and shall pay or cause to be paid all of its expenses, including without limitation: organizational and offering expenses (including without limitation out-of-pocket expenses, but not overhead or employee costs of the Adviser); expenses for legal, accounting and auditing services (including expenses of legal counsel to the Trustees who are not interested persons (as defined in the 1940 Act) of the Fund or the Adviser);

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taxes (including without limitation securities and commodities issuance and transfer taxes) and governmental fees (including without limitation fees payable by the Fund to Federal, State or other governmental agencies and associated filing costs); dues and expenses incurred in connection with membership in investment company organizations (including without limitation membership dues of the Investment Company Institute); costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, depositories, transfer agents, dividend disbursing agents and dividend reinvestment plan agents (including under the custody, administration and other agreements); costs of valuation service providers retained by the Fund or the Adviser; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); fees and expenses of registering or qualifying securities of the Fund for sale in the various states; fees and expenses incident to listing of the Fund’s shares on any exchange; postage, freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of Trustees who are not interested persons (as defined in the 1940 Act) of the Fund or the Adviser and of any other trustees or members of any advisory board or committee who are not employees of the Adviser or any corporate affiliate of the Adviser; salaries of shareholder relations personnel; costs of shareholders meetings; insurance (including without limitation insurance premiums on property or personnel (including without limitation officers and Trustees) of the Fund which inure to its benefit); interest; brokerage costs (including without limitation brokers’ commissions or transactions costs chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party); the Fund’s proportionate share of expenses related to co-investments; all expenses incident to the payment of any dividend, distribution (including any dividend or distribution program), withdrawal or redemption, whether in shares or in cash; the costs associated with the Fund’s share repurchase program; the cost of making investments (including third-party fees and expenses with respect to or associated with negotiating any such investments) purchased or sold for the Fund; litigation and other extraordinary or non-recurring expenses (including without limitation legal claims and liabilities and litigation costs and any indemnification related thereto) (subject, however, to paragraph “2” hereof); the cost of any valuation service provider engaged on the Fund’s behalf or with respect to the Fund’s assets (including engagement of such valuation service provider by the Adviser or its affiliates) and all other charges and costs of the Fund’s operations.

The Fund shall reimburse the Adviser or its affiliates for any expenses of the Fund as may be reasonably incurred as specifically provided for in this Agreement (including, for the avoidance of doubt, any of the above expenses incurred by the Adviser or its affiliates on the Fund’s behalf) or as specifically agreed to by the Board. The Adviser shall keep and supply to the Fund reasonable records of all such expenses.

5.       Compensation of the Adviser.

The Fund agrees to pay the Adviser and the Adviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee as set forth on Exhibit A. If this Agreement expires or is

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terminated, the Adviser shall be entitled to receive all amounts (including any accrued by unreimbursed expenses) payable to it and not yet paid pursuant to this Section.

6.       Use of Names.

(a) The Fund agrees and consents that: (i) the name “OFI” is proprietary to OFI Global Institutional, Inc. (or one or more of its affiliates), a member of the Adviser; (ii) it will only use the name “OFI” as a component of its name and for no other purpose; (iii) it will not purport to grant to any third party the right to use the name for any other purpose; (iv) OFI Global Institutional, Inc., or one or more of its affiliates may use or grant to others the right to use the name “OFI” as all or a portion of a corporate or business name or for any commercial purpose, including without limitation a grant of such right to any other investment company or other pooled vehicle; (v) upon termination of this Agreement, the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name “OFI” in the name of the Fund or otherwise.

(b) The Fund agrees and consents that: (i) the name “Carlyle” is proprietary to Carlyle Investment Management L.L.C. (or one or more of its affiliates), a member of the Adviser; (ii) it will only use the name “Carlyle” as a component of its name and for no other purpose; (iii) it will not purport to grant to any third party the right to use the name for any other purpose; (iv) Carlyle Investment Management L.L.C., or one or more of its affiliates may use or grant to others the right to use the name “Carlyle” as all or a portion of a corporate or business name or for any commercial purpose, including without limitation a grant of such right to any other investment company or other pooled vehicle; upon termination of this Agreement, the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name “Carlyle” in the name of the Fund or otherwise.

7.       Portfolio Transactions and Brokerage.

(a) The Adviser is authorized, subject to the supervision and oversight of the Board, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Fund’s portfolio securities or other investments with or through, such persons, brokers or dealers, futures commission merchants or other counterparties (“brokers”) as the Adviser may elect and negotiate commissions to be paid on such transactions; provided, however, that a broker affiliated with the Adviser shall be used only in transactions permissible under applicable laws, rules and regulations, including without limitation the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder, as well as permitted by the Policies adopted by the Fund. The Adviser, upon reasonable request of the Board, shall promptly provide the Board with copies of all agreements regarding brokerage arrangements related to the Fund.

(b) The Adviser shall enter into transactions and place orders for the purchase and sale of portfolio investments for the Fund’s account with brokers, dealers and/or other counterparties selected by the Adviser. In the selection of such brokers, dealers and/or other counterparties and the entering into of such transactions and placing of such orders, the Adviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be

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permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Adviser, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including without limitation price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker, dealer or counterparty involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Board may determine, or as may be mutually agreed to by the Adviser and the Board, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services (within the meaning of Section 28(e) of the 1934 Act, and any Commission guidance issued thereunder) to the Adviser an amount of commission for effecting an investment transaction in the Fund that is in excess of the amount of commission or spread that another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission or spread was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibility of the Adviser with respect to the accounts for which it exercises investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act). It is recognized that the services provided by such brokers and dealers may be useful to the Adviser in connection with the Adviser’s services to other clients. The Adviser is responsible for obtaining a completed Form W-9 from any broker it selects to place orders for the Fund, and responsible for providing such to the Fund.

(c) On an ongoing basis, but not less often than annually, the Adviser shall provide a written report summarizing the considerations used for selecting brokers, dealers and other counterparties in the Adviser’s purchases and sales of portfolio investments and analysis regarding “best execution,” taking into account the Adviser’s best execution policy (provided that the Adviser shall not be required to weigh any particular factor on an equal basis), as well as any “soft dollar” or similar arrangements that the Adviser maintains with brokers or dealers that execute transactions for the Fund, and of all research and other services provided to the Adviser by a broker or dealer (whether prepared by such broker or dealer or by a third party) as a result, in whole or in part, of the direction of transactions for the Fund by the Adviser to the broker or dealer.

(d) On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations (including without limitation any applicable exemptive orders or Commission guidance) and subject to the trade allocation procedures approved by the Board, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions or spreads and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Adviser in accordance with the approved procedures.

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(e) The Adviser shall render reports to the Board as requested regarding commissions generated as a result of trades executed by the Adviser for the Fund, as well as information regarding third-party services, if any, received by the Adviser as a result of trading activity relating to the Fund with brokers and dealers.

8.       Duration.

This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph “9” hereof, this Agreement shall remain in effect until two years from the date of execution hereof, and thereafter will continue in effect from year to year, so long as such continuance shall be approved at least annually by the Board, including without limitation the vote of the majority of the Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a “majority” (as defined in the 1940 Act) of the outstanding voting securities of the Fund and by such a vote of the Board.

9.       Termination.

This Agreement may be terminated: (a) by the Adviser at any time without penalty upon giving the Fund sixty days’ written notice (which notice may be waived by the Fund); (b) by the Fund at any time without penalty upon sixty days’ written notice to the Adviser (which notice may be waived by the Adviser); or (c) by the Fund upon delivery of written notice from Fund to the Adviser in the event of a material breach of any provision of this Agreement by the Adviser, provided that, to the extent such material breach is capable of being cured, the Fund shall have first provided the Adviser written notice of the material breach and the Adviser shall have failed to cure such breach to the reasonable satisfaction of the Fund within 10 days after the delivery of such notice; provided that termination by the Fund under (b) or (c) above shall be directed or approved by the vote of a majority of all of the Trustees then in office or by the vote of the holders of a “majority” (as defined in the 1940 Act) of the outstanding voting securities of the Fund.

10.       Assignment or Amendment.

This Agreement may not be amended without the affirmative vote of the Board, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purposes of voting on such approval and, where required by the 1940 Act, by a vote or written consent of a “majority” of the outstanding voting securities of the Fund, and shall automatically and immediately terminate in the event of its “assignment,” as defined in the 1940 Act.

11.       Disclaimer of Shareholder Liability.

The Adviser understands that the obligations of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund’s property. The Adviser represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

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12.       Definitions.

The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the 1940 Act.

13. Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken altogether shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

14.       Governing Law, Jurisdiction, etc.

This Agreement shall be governed by and construed in accordance with substantive laws of the State of New York without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control. The state and federal courts sitting within the State and County of New York shall be the sole and exclusive forums for any action or proceeding hereunder and the parties hereto consent to the jurisdiction thereof. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.       Severability

If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

16.       Entire Agreement

This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof. Each party shall perform such further actions and execute such further documents as are necessary to effectuate the purpose of this Agreement.

17.       Survival

The provisions of Sections 5, 6, 11, 14 and 17 shall survive termination of this Agreement.

[Remainder of page left intentionally blank.]

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OFI CARLYLE

PRIVATE CREDIT FUND

By: _________________________

Name:

Title:

OC PRIVATE CAPITAL, LLC

By: __________________________

Name:

Title:

EXHIBIT A TO

ADVISORY AGREEMENT

A management fee calculated and payable monthly in arrears on the month-end value of the Fund’s net assets at an annual rate of:

1.50% of the Fund’s month-end value of the Fund’s net assets

In addition to the asset based fee above, the Fund shall pay to the Adviser an Incentive Fee calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s net assets, equal to 1.50% per quarter (or an annualized hurdle rate of 6.00%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income, income generated from original issue discounts, payment-in-kind income, and any other income earned or accrued during the calendar quarter, minus the Fund’s operating expenses (which, for this purpose shall not include any distribution and/or shareholder servicing fees, litigation, any extraordinary expenses or Incentive Fee) for the quarter. For purposes of computing the Fund’s pre-incentive fee net investment income, the calculation methodology will look through total return swaps as if the Fund owned the referenced assets directly. As a result, the Fund’s pre-incentive fee net investment income includes net interest, if any, associated with a derivative or swap, which is the difference between (a) the interest income and transaction fees related to the reference assets and (b) all interest and other expenses paid by the Fund to the derivative or swap counterparty. Net assets means the total assets of the Fund minus the Fund’s liabilities. For purposes of the Incentive Fee, net assets are calculated for the relevant quarter as the weighted average of the net asset value of the Fund as of the first business day of each month therein. The weighted average net asset value shall be calculated for each month by multiplying the net asset value as of the beginning of the first business day of the month times the number of days in that month, divided by the number of days in the applicable calendar quarter.

The calculation of the Incentive Fee for each calendar quarter is as follows:

No Incentive Fee is payable to the Adviser if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, does not exceed the quarterly hurdle rate of 1.50%;

100% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the hurdle rate but is less than or equal to 1.875% (the “catch-up”) is payable to the Adviser if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, exceeds the hurdle rate but is less than or equal to 1.875% (7.50% annualized). The “catch-up” provision is intended to provide the Adviser with an incentive fee of 20% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 1.875% of net assets; and

20% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the “catch-up” is payable to the Adviser if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, exceeds 1.875% (7.50% annualized). As a result, once the hurdle rate is reached and the catch-up is achieved, 20% of all the Fund’s pre-incentive fee net investment income thereafter is allocated to the Adviser.